Exhibit 10.6

Amendment No. 2 to Store License Agreement (Outlet)

Dated: May 1, 2016

This Amendment No. 2 (“Amendment”), to that certain Store Licensing Agreement (the “Agreement”) between SEARS ROEBUCK AND CO., a New York corporation (“Sears”), and SEARS OUTLET STORES, L.L.C., a Delaware limited liability company (“Outlet Stores”), is retroactive to the date listed above (the “Amendment Date”) and is signed as of the dates listed below. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

Whereas, the parties have determined that it is in both parties interest to amend the Agreement;

Whereas, the parties have agreed to amended and restate the parties Merchandising Agreement, of even date herewith (the “Amended and Restated Merchandising Agreement”)

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and other good and valuable consideration contained herein, the parties agree as follows:

1.	Amendments. The Agreement shall be modified as of the Amendment Dates set forth below:

a. Merchandising Agreement. All references to the Merchandising Agreement in the Agreement (including the amendments below) shall hereafter be deemed to refer to the Amended and Restated Merchandising Agreement.

b. Springing License. Section 1.2 of the Agreement is amended by adding a new paragraph at the end as follows:

In addition, solely in the event a “Termination Event” (as defined below) occurs, Sears grants Outlet Stores, a springing, personal, exclusive, royalty-free, fully paid up, non-transferable and terminable right and license to use the domain name “searsoutlet.com” to promote and sell the “Outlet Products” (other than “New Products”) in the Territory via the “New SearsOutlet.com” until February 1, 2010. As used in this paragraph:

(i) “Outlet Products” has the meaning ascribed to it in the Amended and Restated Merchandising Agreement”;

(ii) “New Products” and “New SearsOulet.com” have the meanings ascribed to them in Appendix 1.01-D (eCommerce Services) to that certain Services Agreement, dated August 8, 2012 between Sears’ Affiliate and Outlet Stores’ parent (as amended, the “Services Agreement”);

(iii) “SHO” means Outlet Stores Affiliates that are parties to the Amended and Restated Merchandising Agreement;

(iii) “Termination Event” means the occurrence of one of the following: (a) SHO terminates the Merchandise Agreement in accordance with Section 2(c)(i) of the Merchandise Agreement, (b) SHO terminates for cause one or more of the agreements listed in Section 2(c)(iv) of the Merchandise Agreement, followed by the termination by SHO of the Merchandise Agreement in accordance with Section 2(c)(iv) of the Merchandise Agreement; (c) SHO terminates the Services Agreement in accordance with Section 3.02(a) of the Services Agreement, (d) a “SHO Cover Event” (as that term is defined in the Services Agreement) occurs, or (e) a court having jurisdiction over a bankruptcy case of SHMC enters an order resulting in the rejection of the Services Agreement or Appendix 1.01-D of the Services Agreement pursuant to Section 365(a) of Title 11 of the U.S. Code.”

2.	Condition Precedent. It is a condition precedent to the effectiveness of this Amendment that the parties (or their Affiliates, as applicable) also execute (collectively the “Related Amendments”) that certain: (a) Amended and Restated Merchandising Agreement, (b) Amendment #4 to Services Agreement, (c) Amendment #1 to Employee Transition and Administrative Services Agreement, (d) Amendment #1 to Shop Your Way Rewards Retail Establishment Agreement, (e) Amendment #1 to Supplemental Agreement; (f) Amendment No. 4 to the prior Merchandising Agreement between the Parties and/or their Affiliates; and (g) Amendment #1 to Trademark License Agreement.

3.	No Other Amendments. Except as expressly amended herein, the Agreement shall continue in full force and effect, in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, including the parties’ choice of Illinois law (pursuant to Section 12.14 of the Agreement) which also applies to this Amendment.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth below by their respective officers thereunto duly authorized.

SEARS, ROEBUCK AND CO.

By: Sears Holdings Management Corporation, its Agent

By:	/s/ ROBERT A. RIECKER
VP Controller
Date: May 10, 2016

SEARS OUTLET STORES, L.L.C.

By:	/s/ WILL POWELL
CEO and President
Date: May 11, 2016